UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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ASSOCIATED ESTATES REALTY CORPORATION
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NEWS RELEASE
For Immediate Release
Release Date: March 3, 2015

Associated Estates Acquires Newly Constructed Class A+ Apartment Community
in the Perimeter Submarket of Atlanta, Georgia

CLEVELAND, March 3, 2015 -- Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) today announced the acquisition of 1160 Hammond, a luxury apartment community located in the Perimeter submarket of Atlanta.

Comprising 345 units with 16,000 square feet of amenity space, 1160 Hammond offers convenient access to approximately 29 million square feet of nearby offices, restaurants, entertainment venues and shopping options, including Perimeter Mall. Residents are also within walking distance of the Sandy Springs MARTA station, which offers direct access into Downtown Atlanta.

The brand new apartment community offers various floor plans that include 10' ceilings, kitchen islands, granite countertops, tiled backsplashes, upscale cabinets and plank-style flooring. Additionally, 1160 Hammond opens with another unique feature that will separate it from its competition-a smoke-free policy for its apartment homes.

The newly-constructed property is in lease up and is currently 44.6% leased with average rents of approximately $1,550 per month. The Company now owns three properties comprising a total of 699 units in the Atlanta market.

“We are extremely pleased to add this premier asset to our high-quality portfolio,” said John Shannon, Senior Vice President of Operations. “Our properties are located in high barrier-to-entry submarkets in major metropolitan areas, and 1160 Hammond is an ideal addition to the Associated Estates portfolio. As demonstrated by the success of our other properties in the region, the Perimeter submarket offers an attractive opportunity for our Company to invest in a thriving metropolitan area with robust demographic trends. We are confident the returns from this highly complementary asset will create significant shareholder value.”

About Associated Estates

Associated Estates is a real estate investment trust and a member of the S&P 600, Russell 2000, and MSCI US REIT Indices. The Company is headquartered in Richmond Heights, Ohio. Associated Estates' portfolio consists of 57 apartment communities containing 15,206 units located in 10 states, which include two committed acquisitions with 681 units that are being managed during lease-up and five apartment communities with 1,446 units in various stages of active development. For more information about the Company, please visit its website at AssociatedEstates.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on certain assumptions, as well as current expectations, estimates, projections, judgments and knowledge of management, all of which are subject to risks, trends and uncertainties that could cause actual results to vary from those projected. Factors which may cause the Company's actual results or performance to differ materially from those contemplated by forward-looking statements include, without limitation, those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and in other filings with the U.S. Securities and Exchange Commission (the "SEC"), and the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units, single family units available for rental or purchase, and changes in market rental rates; the failure of development projects or redevelopment activities to achieve expected results due to, among other causes, construction and contracting risks, unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; losses resulting from property damage or personal injury that are not insured; the cost, distraction and results of litigation involving the Company or activist shareholder campaigns to effect changes at the Company; information security breaches and other disruptions that could compromise our information and expose us to business interruption, increased costs, liability and reputational damage; and risks associated with property acquisitions and dispositions, such as failure to achieve expected results. In regard to the business review the Company is undertaking, there will be no updates until the review is complete and there is no set timeframe for completion. Readers should carefully review the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and the other documents the Company files from time to time with the SEC. These forward-looking statements reflect management's judgment as of this date, and the Company assumes no obligation to revise or update them to reflect future developments or circumstances.

Important Additional Information

Associated Estates, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Associated Estates shareholders in connection with the matters to be considered at Associated Estates' 2015 Annual Meeting. Associated Estates intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from Associated Estates shareholders. ASSOCIATED ESTATES SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Associated Estates' directors and executive officers in Associated Estates shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Associated Estates' 2015 Annual Meeting. Information can also be found in Associated Estates' Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 18, 2015. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Associated Estates with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at Associated Estates' website at www.associatedestates.com or by contacting Jeremy Goldberg, Vice President of Corporate Finance and Investor Relations at (216) 797-8715.

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For more information, please contact:
Company Contacts
Jeremy Goldberg
(216) 797-8715

Media Contacts
Amanda Petrak
(216) 797-8718

Andrew Siegel and Jonathan Keehner
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449